                                                                    EXHIBIT 11.1


                        SCRIPTGEN PHARMACEUTICALS, INC.
  COMPUTATION OF NET LOSS PER SHARE AND UNAUDITED PRO FORMA NET LOSS PER SHARE



                                                               FOR THE YEAR                      FOR THE NINE MONTHS
                                                            ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                                -------------------------------------------  ----------------------------
                                                    1994           1995           1996           1996           1997
                                                -------------  -------------  -------------  -------------  -------------
                                                                                                     (UNAUDITED)
Net loss......................................  $  (4,300,974) $  (4,578,927) $  (4,044,019) $  (2,613,508) $  (4,775,456)

Weighted average shares outstanding:
  a. Shares attributable to common stock
    outstanding...............................        879,251      1,035,062        804,625        818,174        972,174
  b. Shares attributable to certain common
    stock options, warrants and redeemable
    convertible preferred stock (1)...........      2,555,833      2,555,833      2,555,833      2,555,833      2,555,833
                                                -------------  -------------  -------------  -------------  -------------

Weighted average common and common equivalent
  shares outstanding..........................      3,435,084      3,590,895      3,360,458      3,374,007      3,528,007
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
Net loss per share............................  $       (1.25) $       (1.28) $       (1.20) $       (0.77) $       (1.35)
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------


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
                                                                                     FOR THE          FOR THE
                                                                                   YEAR ENDED    NINE MONTHS ENDED
                                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                                      1996             1997
                                                                                  -------------  -----------------
Net loss........................................................................  $  (4,044,019)   $  (4,775,456)

Unaudited pro forma weighted average
  shares outstanding:
  a. Shares attributable to common stock outstanding............................        804,625          972,174
  b. Shares attributable to certain common stock options, warrants and
    redeemable convertible preferred stock (1)..................................      2,555,833        2,555,833
  c. Shares attributable to the assumed conversion of Series A, B, C and D redeemable convertible preferred stock outstanding upon closing of initial
    public offering.............................................................      4,825,555        5,540,988
                                                                                  -------------  -----------------

Unaudited pro forma weighted average common and common equivalent shares
  outstanding...................................................................      8,186,013        9,068,995
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------
Unaudited pro forma net loss per share..........................................  $       (0.49)   $       (0.53)
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------


------------------------


(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock, common stock options, warrants and redeemable convertible preferred stock issued during the twelve months preceding the initial filing of the Company's Registration Statement and through the effective date of the initial public offering have been included in the above computation as if outstanding for all periods presented.